Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment #1 to the Registration Statement (333-275441) on Form S-1/A of Auddia, Inc. of our report dated January 26, 2024, relating to our audit of the December 31, 2022 and 2021 carve-out financial statements of RadioFM, a component of two foreign partnerships under common control.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Haynie & Company

Littleton, Colorado

February 1, 2024